Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 30, 2014, relating to the consolidated financial statement of Modern Holdings Incorporated, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/WithumSmith+Brown, PC

 Morristown, New Jersey

 April 30, 2014